Exhibit 99.1
Harmonic Announces First Quarter Results
Continued Penetration into New International IPTV Markets
SUNNYVALE, Calif.—April 27, 2006— Harmonic Inc. (Nasdaq: HLIT), a leading provider of digital video, broadband optical networking and IP delivery systems, today announced its results for the quarter ended March 31, 2006.
For the first quarter of 2006, the Company reported net sales of $56.2 million, compared to $63.7 million in the previous quarter and $72.9 million in the first quarter of 2005. International sales represented 54% of total sales for the first quarter of 2006, compared to 41% for the previous quarter and 37% in the first quarter of 2005.
For the first quarter of 2006, the GAAP net loss was $5.1 million, or $0.07 per share, compared to net income of $1.7 million, or $0.02 per share, for the same period of 2005. The GAAP net loss for the first quarter of 2006 includes a non-cash charge of $1.6 million for share-based compensation expense in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, adopted by Harmonic on January 1, 2006. Prior period GAAP results do not include the effect of SFAS 123R. Excluding the share-based compensation expense and non-cash accounting charges for the amortization of intangibles, non-GAAP net loss for the first quarter of 2006 was $3.3 million, or $0.04 per share, compared to net income of $3.4 million, or $0.05 per share, for the same period of 2005.
At the end of the first quarter of 2006, the Company had cash, cash equivalents and short-term investments of $108.6 million, compared to $110.8 million at the end of 2005. The Company reduced its inventory to $31.2 million at the end of the first quarter of 2006, down from $38.6 million at the end of 2005.
“During the first quarter, we were pleased with our strong international sales, driven by new deployments by telco and satellite customers, particularly in various European markets,” said Anthony J. Ley, Chairman, President and Chief Executive Officer. “The success of our new digital products has helped us further penetrate the emerging IPTV market and broaden our telco customer base worldwide. While our domestic cable shipments seasonally slowed down during the first quarter, we did see improved sales of our video-on-demand products compared to recent quarters.”
“In the second half of the year, we expect our cable customers to continue to move forward with video-on-demand and other new digital projects, and we plan to introduce new solutions for our satellite customers in their migration to new video compression technology. Over the long term, we remain very encouraged by the business fundamentals, the intensifying competition among operators, the strength of our customer relationships and the potential of our new products.”
Business Outlook
For the full year 2006, the Company anticipates sales in the range of $242 to $257 million, with a return to profitability on a non-GAAP basis, excluding the impact of share-based compensation expense and amortization of intangibles.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1-617-213-8852 (participant code 86773160). The replay will be available after 5:00 p.m. at the same website address or by calling +1-617-801-6888 (participant code 68408290).

About Harmonic Inc.
Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic’s open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.
Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. For more information, visit www.Harmonicinc.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectation that our cable customers will continue to move forward with video-on-demand and other new digital projects; our plan to introduce new solutions for our satellite customers in their migration to new video compression technology; our beliefs regarding our business fundamentals, the intensifying competition among operators, the strength of our customer relationships and the potential of our new products; our expectations regarding sales for the full year 2006; and our expectation that, for 2006, we will return to profitability on an non-GAAP basis, excluding the impact of share-based compensation expense and amortization of intangibles. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include delays or decreases in capital spending in the cable, satellite and telco industries, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic’s international operations, inventory management problems, the effect of competition, difficulties associated with rapid technological changes in Harmonic’s markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K for the year ended December 31, 2005, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.

Editor’s Note:	Product and company names used here are trademarks or registered trademarks of their respective companies.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,123	$37,818
Short-term investments	67,435	73,010
Accounts receivable, net	43,329	43,433
Inventories	31,208	38,552
Prepaid expenses and other current assets	8,220	8,335

Total current assets	191,315	201,148
Property and equipment, net	16,463	17,040
Intangibles and other assets	7,384	8,109

	$215,162	$226,297

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$751	$812
Accounts payable	16,445	19,378
Income taxes payable	6,586	6,480
Deferred revenue	17,241	19,687
Accrued liabilities	34,407	37,438

Total current liabilities	75,430	83,795

Long-term debt, less current portion	301	460
Accrued excess facilities costs	17,717	18,357
Other non-current liabilities	10,064	10,703

Total liabilities	103,512	113,315

Stockholders’ equity:
Common stock	2,051,908	2,048,164
Accumulated deficit	(1,939,863)	(1,934,715)
Accumulated other comprehensive loss	(395)	(467)

Total stockholders’ equity	111,650	112,982

	$215,162	$226,297

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2006	April 1, 2005
Net sales	$56,221	$72,915
Cost of sales	36,341	45,868

Gross profit	19,880	27,047

Operating expenses:
Research and development	9,948	9,459
Selling, general and administrative	15,713	15,325
Amortization of intangibles	91	958

Total operating expenses	25,752	25,742

Income (loss) from operations	(5,872)	1,305
Interest and other income, net	900	473

Income (loss) before income taxes	(4,972)	1,778
Provision for income taxes	175	72

Net income (loss)	$(5,147)	$1,706

Net income (loss) per share
Basic	$(0.07)	$0.02

Diluted	$(0.07)	$0.02

Shares used to compute net income (loss) per share:
Basic	74,102	72,839

Diluted	74,102	74,375

Presentation of Non-GAAP Results
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Examples include charges for stock-based compensation, the amortization of intangible assets and adjustments to reserves for excess facilities. Historically, Harmonic has also publicly presented supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP net income/(loss) to GAAP net income/(loss) is included with the financial statements contained in this press release.
Harmonic Inc.
Non-GAAP to GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2006	April 1, 2005
Non-GAAP net income (loss)	$(3,271)	$3,436
Items charged to cost of sales:
Amortization of intangibles (1)	(158)	(772)
Stock-based compensation (2)	(274)	—

Total of charges to cost of sales	(432)	(772)

Items charged to operating expenses:
Amortization of intangibles (1)	(91)	(958)
Stock-based compensation — R&D (2)	(522)	—
Stock-based compensation — SG&A (2)	(831)	—

Total of charges to operating expenses	(1,444)	(958)

GAAP net income (loss)	$(5,147)	$1,706

(1)	Adjustment to eliminate non-cash charges related to an acquisition.

(2)	Adjustment to eliminate non-cash charges related to expensing the cost of stock-based compensation.

Harmonic Inc.
Non-GAAP Condensed Consolidated Statements of Operations (1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2006	April 1, 2005
Net sales	$56,221	$72,915
Cost of sales	35,909	45,096

Gross profit	20,312	27,819

Operating expenses:
Research and development	9,426	9,459
Selling, general and administrative	14,882	15,325

Total operating expenses	24,308	24,784

Non-GAAP income (loss) from operations	(3,996)	3,035
Interest and other income, net	900	473

Non-GAAP income (loss) before income taxes	(3,096)	3,508
Provision for income taxes	175	72

Non-GAAP net income (loss)	$(3,271)	$3,436

Non-GAAP net income (loss) per share
Basic	$(0.04)	$0.05

Diluted	$(0.04)	$0.05

Shares used to compute net income per share:
Basic	74,102	72,839

Diluted	74,102	74,375

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31, 2006	April 1, 2005
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(5,147)	$1,706
Adjustments to reconcile net income (loss) to cash used in operating activities:
Amortization of intangibles	250	1,730
Depreciation	2,170	2,080
Stock-based compensation	1,627	5
Loss on disposal of fixed assets	—	89
Changes in assets and liabilities:
Accounts receivable	(186)	9,148
Inventories	7,324	(171)
Prepaid expenses and other assets	183	2,419
Accounts payable	(2,933)	1,109
Deferred revenue	(3,144)	8,106
Income taxes payable	77	(566)
Accrued excess facilities costs	(1,193)	(1,147)
Accrued and other liabilities	(1,575)	(16,605)

Net cash provided by (used in) operating activities	(2,547)	7,903

Cash flows from investing activities:
Purchases of investments	(18,609)	(19,787)
Proceeds from sale of investments	24,259	20,747
Acquisition of property and equipment, net	(1,593)	(1,815)
Acquisition of BTL, net of cash acquired	—	(5,955)

Net cash provided by (used in) investing activities	4,057	(6,810)

Cash flows from financing activities:
Repayments under bank line and term loan	(220)	(386)
Repayments of capital lease obligations	(20)	(32)
Proceeds from issuance of common stock, net	2,073	4,243

Net cash provided by financing activities	1,833	3,825

Effect of exchange rate changes on cash and cash equivalents	(38)	140

Net increase in cash and cash equivalents	3,305	5,058
Cash and cash equivalents at beginning of period	37,818	26,603

Cash and cash equivalents at end of period	$41,123	$31,661